GENERAL SECURITY AGREEMENT

         THIS GENERAL SECURITY AGREEMENT (this "Security Agreement"), dated as of February 28, 2005, is by and among the parties identified as "Grantors" on the signature pages hereto and such other parties as may become Grantors hereunder after the date hereof (individually a "Grantor", and collectively the "Grantors") and ROYNAT MERCHANT CAPITAL INC., a Delaware corporation, as secured party (in such capacity, the "Secured Party") for the holders of the Secured Obligations referenced below.

                               W I T N E S S E T H

         WHEREAS, loans in the amount of $6,500,000 have been extended to Thomas Equipment, Inc. a Delaware corporation (the "Borrower"), pursuant to the terms of that certain Debenture dated as of the date hereof (as amended, modified, increased, extended, renewed or replaced, the "Debenture") among the Borrower and the Secured Party as lender; and

         WHEREAS, this Security Agreement is required under the terms of the Debenture and is required by the Secured Party to induce Secured Party to make the extensions of credit contemplated by the Debenture;

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Debenture or the Subscription Agreement. In addition, terms defined in the UCC as in effect in the State of New York on the date hereof are used herein as so defined.

                  As used herein:

                  "Collateral" has the meaning provided in Section 2 hereof.

                  "Credit Parties" means Borrower, Thomas Equipment 2004 Inc., Thomas Ventures, Inc., Pneutech Inc., Rosseau Controls Inc., Hydramen Fluid Power Ltd. and each of their Subsidiaries which becomes or is required to become a guarantor of any of the Secured Obligations.

                  "Event of Default" has the meaning provided for "event of default" set forth in Section 10 of Schedule A to the Debenture.

                  "Intellectual Property" means all copyright licenses, copyrights, patent licenses, patents, trademark licenses, trademarks and any work subject to copyright protection pursuant to Title 17 of the United Stated Code.

                  "Secured Obligations" means, without duplication, (i) all of the obligations of the Credit Parties to the Secured Party, whenever arising, under the Debenture or any of the other Transaction Agreements (including, but not limited to, any interest accruing after the occurrence of any bankruptcy, insolvency, reorganization, appointment of a receiver or any similar occurrence, regardless of whether such interest is an allowed claim under the applicable bankruptcy laws or any similar laws), whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, howsoever evidenced, created, held or acquired, whether primary, secondary, direct, contingent, or joint and several, as such obligations may be amended, modified, increased, extended, renewed or replaced from time to time, and (ii) all costs and expenses incurred in connection with enforcement and collection of the obligations described in the foregoing clause (i), including reasonable attorneys' fees.

                  "Subscription Agreement" means the Subscription Agreement dated as of the date hereof by and among the Secured Party, the Borrower and each of the other Credit Parties, as such may be as amended, modified, increased, extended, renewed or replaced.

                  "UCC" means the Uniform Commercial Code.

         2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Grantor hereby grants, pledges and assigns to the Secured Party, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to all personal property of the Grantors of whatever type or description, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Collateral"), including the following:

                  (a) all Accounts;

                  (b) all cash and currency;

                  (c) all Chattel Paper (whether tangible or electronic);

                  (d) those Commercial Tort Claims (including those identified on Schedule 2(d) attached hereto);

                  (e) all Deposit Accounts;

                  (f) all Documents;

                  (g) all Goods (including without limitation, Inventory, Equipment and any accessions thereto);

                  (h) all Fixtures;

                  (i) all General Intangibles (including without limitation, all Payment Intangibles and all Intellectual Property);

                  (j) all Instruments (including without limitation, Promissory Notes);

                  (k) all Securities and Investment Property;

                  (l) all Letter-of-Credit Rights (whether or not the Letter of Credit is evidenced by a writing);

                  (m) all Software;

                  (n) all Supporting Obligations;

                  (o) any other Contract Rights or rights to the payment of money;

                  (p) Insurance Claims and proceeds; and

                  (q) to the extent not otherwise included, all Accessions and all Proceeds of any and all of the foregoing.

         The Grantors and the Secured Party, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Intellectual Property. The Secured Party acknowledges for the benefit of the holders of the Secure Obligations that the attachment of its security interest in and commercial tort claim as original collateral is subject to compliance by the Grantors with
Section 4(m). The security interests granted herein are granted as security only and shall not subject the holders of the Secured Obligations to, or in any way affect or modify, any obligation or liability of the Grantors or any other obligor with respect to any of the Collateral or any transaction which gave rise thereto.

         3. Representations and Warranties. Each Grantor hereby represents and warrants to the Secured Party, for the benefit of the holders of the Secured Obligations, that so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated:

                  (a) Legal Name; Chief Executive Office. As of the date hereof, each Grantor's exact legal name, type of organization, state of incorporation or formation, principal place of business, tradenames, chief executive office and, to the extent required by law, organizational identification number (or accurately states that the Grantor has none) are (and for the prior four months have been) as set forth on Schedule 3(a) attached hereto.

                  (b) Ownership. Each Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same, free from any right or claim of any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Security Agreement and other liens permitted by the Debenture.

                  (c) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Secured Party, for the benefit of the holders of the Secured Obligations, in the Collateral of such Grantor and, when properly perfected by filing or other appropriate method, shall constitute a valid perfected security interest in such Collateral, to the extent such security interest can be perfected by filing under the UCC, free and clear of all liens except for Permitted Encumbrances.

                  (d) Types of Collateral. None of the Collateral consists of, is an Accession of or is Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes, or Standing Timber.

                  (e) Accounts. (i) Each Account of the Grantors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Grantor to, the account debtor named therein, (iii) no Account of a Grantor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been theretofore endorsed over and delivered to, or submitted to the control of, the Secured Party and (iv) no surety bond was required or given in connection with any Account of a Grantor or the contracts or purchase orders out of which they arose.

                  (f) Inventory. No Inventory is held by any Person other than a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement.

                  (g) Intellectual Property. To the best of each Grantor's knowledge, all of its Intellectual Property is valid, subsisting, unexpired, enforceable and has not been abandoned, and none is the subject of any licensing or franchise agreement or assignment.

         4. Covenants. Each Grantor covenants that, so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated, such Grantor shall:

                  (a) Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all liens, except for Permitted Encumbrances, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Debenture.

                  (b) Location of Collateral. The Collateral, to the extent not delivered to the Secured Party, will be kept at those locations listed on Schedule 3(a) attached hereto and the Grantors shall not remove the Collateral from such location, without providing at least ten days prior written notice to the Secured Party.

                  (c) Preservation of Collateral. Keep the Collateral in good order, condition and repair and not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance.

                  (d) Instruments/Tangible Chattel Paper/Documents. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, such Grantor shall ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Grantor at all times or, if requested by the Secured Party, is immediately delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party. Such Grantor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend acceptable to the Secured Party indicating the Secured Party's security interest in such Tangible Chattel Paper.

                  (e) Change in Structure, Location or Type. Not, without providing ten days prior written notice to the Secured Party and without filing such financing statements and amendments to any previously filed financing statements as the Secured Party may require, change its name, its place of business or, if more than one, its chief executive office, or its mailing address or organizational identification number (if it has one) or state of formation or be party to a merger, consolidation or other change in structure or use any trade name other than as set forth on Schedule 3(a) attached hereto. If a Grantor does not have an organizational number and later obtains one, such Grantor shall promptly notify the Secured Party of such organizational identification number. No Grantor will change its type of organization or legal structure except as expressly permitted by the Debenture.

                  (f) Inspection. Upon reasonable notice, and during reasonable business hours, at all times allow the Secured Party or its representatives to visit and inspect the Collateral as set forth in
         Section 4.3 of the Debenture.

                  (g) Perfection of Security Interest. Execute and deliver to the Secured Party such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Secured Party may reasonably request) and do all such other things as the Secured Party may reasonably deem necessary, appropriate or convenient (i) to assure to the Secured Party the effectiveness and priority of its security interests hereunder, including such financing statements (including renewal statements), amendments and supplements or such other instruments as the Secured Party may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC or other applicable law, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Secured Party of its rights and interests hereunder. To that end, each Grantor agrees that the Secured Party may file one or more financing statements (with collateral descriptions broader and/or less specific than the description of the Collateral contained herein) disclosing the Secured Party's security interest in any or all of the Collateral of such Grantor without such Grantor's signature thereon, and further each Grantor also hereby irrevocably makes, constitutes and appoints the Secured Party, its nominee or any other Person whom the Secured Party may designate, as such Grantor's attorney-in-fact with full power and for the limited purpose to sign in the name of such Grantor any such financing statements (including renewal statements), amendments and supplements, notices or any similar documents that in the Secured Party's reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Secured Obligations remain unpaid and until the commitments relating thereto shall have been terminated. Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Secured Party without notice thereof to such Grantor wherever the Secured Party may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Grantor or any part thereof, or to any of the Secured Obligations, such Grantor agrees to execute and deliver all such instruments and to do all such other things as the Secured Party in its sole discretion reasonably deems necessary, appropriate or convenient to preserve, protect and enforce the security interests of the Secured Party under the law of such other jurisdiction (and, if a Grantor shall fail to do so promptly upon the request of the Secured Party, then the Secured Party may execute any and all such requested documents on behalf of such Grantor pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of a Grantor's agents and the Secured Party so requests, such Grantor agrees to notify such agents in writing of the Secured Party's security interest therein and, upon the Secured Party's request, instruct them to hold all such Collateral for the account of the holders of the Secured Obligations and subject to the Secured Party's instructions. Each Grantor agrees to mark its books and records to reflect the security interest of the Secured Party in the Collateral.

                  (h) Control. Execute and deliver all agreements, assignments, instruments or other documents as the Secured Party shall reasonably request for the purpose of obtaining and maintaining control within the meaning of the UCC with respect to any Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

                  (i) Collateral held by Warehouseman, Bailee, etc. If any Collateral is at any time in the possession or control of a warehouseman, bailee, agent or processor of such Grantor, (i) notify the Secured Party of such possession or control, (ii) notify such Person of the Secured Party's security interest in such Collateral,
         (iii) instruct such Person to hold all such Collateral for the Secured Party's account and subject to the Secured Party's instructions and
         (iv) use its best efforts to obtain an acknowledgment from such Person that it is holding such Collateral for the benefit of the Secured Party.

                  (j) Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any Person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of a Grantor's business or as required by law.

                  (k) Insurance. Insure, repair and replace the Collateral of such Grantor as set forth in the Debenture. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall be distributed in accordance with the Debenture.

                  (l) Commercial Tort Claims. Promptly notify the Secured Party in writing of the initiation of any Commercial Tort Claim before any governmental authority by or in favor of such Grantor or any of its Subsidiaries.

         5. Advances by Secured Party. On failure of any Grantor to perform any of the covenants and agreements contained herein, the Secured Party may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Secured Party may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a lien or potential lien, expenditures made in defending against any adverse claim and all other expenditures that the Secured Party or the holders of the Secured Obligations may make for the protection of the security hereof or that may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis (subject to Section 24 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the default rate specified in the Notes. No such performance of any covenant or agreement by the Secured Party or the holders of the Secured Obligations on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any default under the terms of this Security Agreement, the other Transaction Agreements or any other documents relating to the Secured Obligations. The holders of the Secured Obligations may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with generally-accepted accounting principles (GAAP).

         6. Remedies.

                  (a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Secured Party and the holders of the Secured Obligations shall have, in addition to the rights and remedies provided herein, in the Transaction Agreements, in any other documents relating to the Secured Obligations, or by law (including, without limitation, levy of attachment and garnishment), the rights and remedies of a secured party and second lienholder under the UCC of the jurisdiction applicable to the affected Collateral and, further, the Secured Party may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Secured Party at the expense of the Grantors any Collateral at any place and time designated by the Secured Party that is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Secured Party deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each of the Grantors acknowledges that any private sale referenced above may be at prices and on terms less favorable to the seller than the prices and terms that might have been obtained at a public sale and agrees that such private sale shall be deemed to have been made in a commercially reasonable manner. To the extent permitted by applicable law, neither the Secured Party's compliance with applicable law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. In addition to all other sums due the Secured Party and the holders of the Secured Obligations with respect to the Secured Obligations, the Grantors shall pay the Secured Party and each of the holders of the Secured Obligations all reasonable documented costs and expenses incurred by the Secured Party or any such holder of the Secured Obligations, including, but not limited to, reasonable attorneys' fees, the allocated cost of internal counsel and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Secured Party or the holders of the Secured Obligations or the Grantors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Article 17 of the Subscription Agreement at least ten Business Days before the time of sale or other event giving rise to the requirement of such notice. The Secured Party and the holders of the Secured Obligations shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any holder of the Secured Obligations may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Secured Party and the holders of the Secured Obligations may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Secured Party and the holders of the Secured Obligations may further postpone such sale by announcement made at such time and place.

                  (b) Remedies relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Secured Party has exercised any or all of its rights and remedies hereunder, each Grantor will promptly upon request of the Secured Party instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Secured Party. In addition, during the continuance of any Event of Default, the Secured Party shall have the right to enforce any Grantor's rights against its customers and account debtors, and the Secured Party or its designee may notify any Grantor's customers and account debtors that the Accounts of such Grantor have been assigned to the Secured Party or of the Secured Party's security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Secured Party's discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Secured Obligations in the Accounts. Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Secured Party in accordance with the provisions hereof shall be solely for the Secured Party's own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. The Secured Party and the holders of the Secured Obligations shall have no liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Grantor hereby agrees to indemnify the Secured Party and the holders of the Secured Obligations from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys' fees (including the allocated cost of internal counsel) suffered or incurred by the Secured Party or the holders of the Secured Obligations (each, an "Indemnified Party") because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Grantor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.

                  (c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Secured Party shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Secured Party, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, during the continuance of any Event of Default, the Secured Party may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

                  (d) Nonexclusive Nature of Remedies. Failure by the Secured Party or the holders of the Secured Obligations to exercise any right, remedy or option under this Security Agreement, any other Transaction Agreement, any other documents relating to the Secured Obligations, or as provided by law, or any delay by the Secured Party or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Secured Party or the holders of the Secured Obligations shall only be granted as provided herein. To the extent permitted by law, neither the Secured Party, the holders of the Secured Obligations, nor any party acting as attorney for the Secured Party or the holders of the Secured Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Secured Party and the holders of the Secured Obligations under this Security Agreement shall be cumulative and not exclusive of any other right or remedy that the Secured Party or the holders of the Secured Obligations may have.

                  (e) Retention of Collateral. To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence of an Event of Default, the Secured Party may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until the Secured Party shall have provided such notices, however, the Secured Party shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.

                  (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Secured Party or the holders of the Secured Obligations are legally entitled, the Grantors shall be jointly and severally liable for the deficiency (subject to Section 24 hereof), together with interest thereon at the default rate specified in the Debenture, together with the costs of collection and reasonable attorneys' fees (including the allocated cost of internal counsel). Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

         7. Release of Collateral. Upon request, the Secured Party shall promptly deliver to the Grantor (at the Grantor's expense) appropriate release documentation to the extent the release of Collateral is permitted under, and on the terms and conditions set forth in, the Debenture; provided that any such release, or the substitution of any of the Collateral for other Collateral, will not alter, vary or diminish in any way the force, effect, lien, pledge or security interest of this Security Agreement as to any and all Collateral not expressly released or substituted, and this Security Agreement shall continue as a first priority lien (subject to Permitted Encumbrances) on any and all Collateral not expressly released or substituted.

         8. Rights of the Secured Party.

                  (a) Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Secured Party, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

                           (i) to demand, collect, settle, compromise and
                  adjust, and give discharges and releases concerning the Collateral, all as the Secured Party may reasonably deem appropriate;

                           (ii) to commence and prosecute any actions at any
                  court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

                           (iii) to defend, settle or compromise any action
                  brought and, in connection therewith, give such discharge or release as the Secured Party may reasonably deem appropriate;

                           (iv) to receive, open and dispose of mail addressed
                  to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

                           (v) to pay or discharge taxes, liens, security
                  interests or other encumbrances levied or placed on or threatened against the Collateral;

                           (vi) to direct any parties liable for any payment in
                  connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Secured Party or as the Secured Party shall direct;

                           (vii) to receive payment of and receipt for any and
                  all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

                           (viii) to sell, assign, transfer, make any agreement
                  in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services that have given rise thereto, as fully and completely as though the Secured Party were the absolute owner thereof for all purposes;

                           (ix) to adjust and settle claims under any insurance
                  policy relating thereto;

                           (x) to execute and deliver all assignments,
                  conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Secured Party may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

                           (xi) to institute any foreclosure proceedings that
                  the Secured Party may reasonably deem appropriate; and

                           (xii) to do and perform all such other acts and
                  things as the Secured Party may reasonably deem appropriate or convenient in connection with the Collateral.

                  This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding and until all of the commitments relating thereto shall have been terminated. The Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Secured Party in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Secured Party solely to protect, preserve and realize upon its security interest in the Collateral.

                  (b) Performance by the Secured Party of Obligations. If any Grantor fails to perform any agreement or obligation contained herein, the Secured Party itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantors on a joint and several basis (subject to Section 24 hereof).

                  (c) The Secured Party's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Secured Party hereunder, the Secured Party shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Secured Party shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Secured Party shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. Except as may be required by applicable law, in the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Secured Party shall have no obligation to clean, repair or otherwise prepare the Collateral for sale.

         9. Rights of Lenders. All rights of the Secured Party hereunder, if not exercised by the Secured Party, may be exercised by the other Lenders.

         10. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Secured Party or any of the holders of the Secured Obligations in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in the Debenture or other document relating to the Secured Obligations, and each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Secured Party shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Secured Party's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

         11. Costs of Counsel. At all times hereafter, whether or not upon the occurrence of an Event of Default, the Grantors agree to promptly pay upon demand any and all reasonable costs and expenses (including, without limitation, attorneys' fees) of the Secured Party and the holders of the Secured Obligations
(a) as required under Section 8.3 of the Debenture and (b) as necessary to protect the Collateral or to exercise any rights or remedies under this Security Agreement or with respect to any of the Collateral. All of the foregoing costs and expenses shall constitute Secured Obligations hereunder.

         12. Continuing Agreement.

                  (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Transaction Agreements and any other payment or contingent liabilities that are not due and payable on the date the Secured Obligations are paid in full). Upon such payment and termination, this Security Agreement shall be automatically terminated and the Secured Party and the holders of the Secured Obligations shall, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

                  (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Secured Party or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, attorneys' fees, the allocated cost of internal counsel and disbursements) incurred by the Secured Party or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

         13. Amendments and Waivers. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 12 of the Debenture. No delay or omission on the part of the Lender in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the holders of the Secured Party with respect to the Secured Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

         14. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns, and shall inure, together with the rights and remedies of the Secured Party and the holders of the Secured Obligations hereunder, to the benefit of the Secured Party and the holders of the Secured Obligations and their successors and permitted assigns; provided, however, that none of the Grantors may assign its rights or delegate its duties hereunder without the prior written consent of the Secured Party and each other lender under the Debenture. To the fullest extent permitted by law, each Grantor hereby releases the Secured Party and each holder of the Secured Obligations, their respective successors and assigns and their respective officers, attorneys, employees and agents, from any liability for any act or omission or any error of judgment or mistake of fact or of law relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Secured Party or such holder, or their respective officers, attorneys, employees or agents.

         15. Notices. All notices required or permitted to be given under this Security Agreement shall be given as provided in Section 8.9 of the Debenture.

         16. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

         17. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

         18. Governing Law; Submission to Jurisdiction; Venue.

                  (a) THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Security Agreement may be brought in the state or federal courts located in New York County, New York and, by execution and delivery of this Security Agreement, each Grantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Grantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to
         Section 8.9 of the Debenture, such service to become effective three days after such mailing. Nothing herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Grantor in any other jurisdiction.

                  (b) Each Grantor hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Security Agreement brought in the courts referred to in subsection
         (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         19. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         20. Severability. If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         21. Entirety. This Security Agreement, the other Transaction Agreements and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Transaction Agreements, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

         22. Survival. All representations and warranties of the Grantors hereunder shall survive the execution and delivery of this Security Agreement, the other Transaction Agreements and the other documents relating to the Secured Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

         23. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Secured Party shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Secured Party shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Secured Party shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Secured Party or the holders of the Secured Obligations under this Security Agreement, under any of the other Transaction Agreements or under any other document relating to the Secured Obligations.

         24. Joint and Several Obligations of Grantors.

                  (a) Subject to subsection (c) of this Section 24, each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

                  (b) Subject to subsection (c) of this Section 24, each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Credit Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them.

                  (c) Notwithstanding any provision to the contrary contained herein, in any other of the Transaction Agreements or in any other documents relating to the Secured Obligations, the obligations of each Guarantor under the Debenture and the other Transaction Agreements shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under
         Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

         25. Supremacy of Security Agreement. Notwithstanding any other provision hereof, in the event of a conflict between any provision in this Security Agreement and Section 6 of the Debenture (including the defined terms and sections referenced therein necessary for the interpretation of such Section), the provisions of this Security Agreement shall control and supersede
Section 6 of the Debenture.

                  [remainder of page intentionally left blank]

         Each of the parties hereto has caused a counterpart of this General Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:                                   THOMAS EQUIPMENT, INC., a
                                            Delaware corporation

                                            By:/s/ CLIFFORD RHEE
                                               -----------------
                                            Name: Clifford Rhee
                                            Title: President



                                            THOMAS VENTURES, INC., a
                                            Delaware corporation

                                            By: /s/ CLIFFORD RHEE
                                                -----------------
                                            Name: Clifford Rhee
                                            Title: President


Accepted and agreed to as of the date first above written.

ROYNAT MERCHANT CAPITAL INC., a
Delaware corporation

By: /s/ DAVID SWAINE
    ----------------
Name:    David Swaine
Title:   President

                                    SCHEDULES


Schedule 2(d)       Commercial Tort Claims
Schedule 3(a) Legal Name, State of Formation, Principal Place of Business, Tradename, Chief Executive Office